Exhibit 10.36
                          EXECUTIVE SEVERANCE AGREEMENT



James W. Ekberg                                                        Executive
6345 S.W. Dolph Drive
Portland, Oregon 97219

Regent Assisted Living, Inc.                                           Company
An Oregon corporation
121 S.W. Morrison St., Suite 1000
Portland, Oregon  97204

Date:  September 19, 2001.

         The Company considers the establishment and maintenance of a sound and vital management to be essential to protecting and enhancing the best interests of Company and its stakeholders. In this connection, Company recognizes that, as is the case with many publicly held corporations, the possibility of a change of control may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of Company and its shareholders. In order to induce Executive to remain employed by Company in the face of uncertainties about the long-term strategies of Company and a possible change of control of Company and their potential impact on Executive's position with Company, this Executive Severance Agreement ("Agreement"), which has been approved by the Board of Directors of Company, sets forth the severance benefits that Company will provide to Executive in the event Executive's employment by Company is terminated under the circumstances described in this Agreement.

         1. Employment Relationship. Executive is currently employed by Company as Senior Vice President of Finance and Development. Executive and Company acknowledge that either party may terminate this employment relationship at any time and for any or no reason, subject to the obligation of Company to provide the severance benefits specified in this Agreement in accordance with the terms hereof.

         2. Release of Claims. In consideration for and as a condition precedent to receiving the severance benefits outlined in this Agreement, Executive agrees to execute a Release of Claims in the appropriate form attached as Exhibit A ("Release of Claims"). Executive promises to execute and deliver the Release of Claims to Company within the later of (a) 45 days from the date Executive receives the Release of Claims or (b) the last day of Executive's active employment.

         3. Compensation Upon Termination. In the event of a Termination of Executive's Employment (as defined in Section 6.1) at any time other than for Cause (as defined in Section 6.2 of this Agreement), death or Disability (as defined in Section 6.4 of this Agreement), or within 12 months following a Change of Control or prior to a Change of Control at the direction of a person who has entered into an agreement with Company, the consummation of which will constitute a Change of Control, and contingent upon Executive's execution of the Release of Claims and compliance with Section 9, Executive shall be entitled to the following benefits:

                  3.1 Base Amount. As severance pay and in lieu of any other compensation for periods subsequent to the date of termination, Company shall pay Executive, in a single payment after employment has terminated and eight days have passed following execution of the Release of Claims without revocation, an amount in cash equal to one year of Executive's annual base pay at the rate in effect immediately prior to the date of termination.

                  3.2 Health Insurance. Executive is entitled to extend coverage under any group health plan in which Executive and Executive's dependents are enrolled at the time of termination of employment for an 18-month period. Company will pay Executive a lump sum payment in an amount equivalent to the cost to extend such coverage for a period of 18 months, based on the then current rates for COBRA employee only group health and dental coverage under the Company's group health plan in effect at the time of termination. Executive may use this payment, as well as any payment made under Section 3.1, for such continuation coverage or for any other purpose.

                  3.3 Stock Options and Stock Awards. All outstanding stock options, restricted stock, stock bonuses or other stock awards shall be governed by the terms of the applicable agreement or plan.

         4. Tax Withholding; Subsequent Employment.

                  4.1 All payments provided for in this Agreement are subject to applicable tax withholding obligations imposed by federal, state and local laws and regulations.

                  4.2 The amount of any payment provided for in this Agreement shall not be reduced, offset or subject to recovery by Company by reason of any compensation earned by Executive as the result of employment by another employer after termination.

          5. Other Agreements. In the event that severance benefits are payable to Executive under any other agreement with Company in effect at the time of termination (including but not limited to any employment agreement, but excluding for this purpose any stock option agreement or stock bonus agreement that may provide for accelerated vesting or related benefits upon the occurrence of a change in control), the benefits provided in this Agreement shall not be payable to Executive. Executive may, however, elect to receive all of the benefits provided for in this Agreement in lieu of all of the benefits provided in all such other agreements. Any such election shall be made with respect to the agreements as a whole, and Executive cannot select some benefits from one agreement and other benefits from this Agreement.

         6.  Definitions.

                  6.1 Termination of Executive's Employment. Termination of Executive's Employment means that Company has terminated Executive's employment with Company (including any subsidiary of Company). For purposes of Section 3, if Executive is assigned additional or different titles, tasks or responsibilities from those currently held or assigned, consistent with Executive's areas of professional expertise and with no decrease in annual base compensation, whether at Company or any subsidiary of Company, such circumstances shall not constitute a Termination of Executive's Employment. For purposes of Section 3, Termination of Executive's Employment shall include termination by Executive, within 12 months of a Change of Control, by written notice to Company referring to the applicable paragraph of Section 6.1, for "Good Reason" based on:

                           (A) the assignment to Executive of a different title,
                  job or responsibilities that results in a decrease in the level of responsibility of Executive with respect to the surviving company after the Change of Control when compared to Executive's level of responsibility for Company' operations prior to the Change of Control; provided that Good Reason shall not exist if Executive continues to have the same or a greater general level of responsibility for the former Company operations after the Change of Control as Executive had prior to the Change of Control even if the former Company operations are a subsidiary or division of the surviving company;

                           (B) a reduction by Company or the surviving company
                  in Executive's base pay as in effect immediately prior to the Change of Control;

                           (C) a significant reduction by Company or the
                  surviving company in total benefits available to Executive under cash incentive, stock incentive and other employee benefit plans after the Change of Control compared to the total package of such benefits as in effect prior to the Change of Control;

                           (D) Company or the surviving company requires
                  Executive to be based more than 20 miles from where Executive's office is located immediately prior to the Change of Control except for required travel on company business to an extent substantially consistent with the business travel obligations which Executive undertook on behalf of Company prior to the Change of Control; or

                           (E) the failure by Company to obtain from any
                  successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Company ("Successor") the assent to this Agreement contemplated by Section 7 hereof.

                           6.2 Cause. Termination of Executive's Employment for "Cause" shall mean termination upon (a) the willful and continued failure by Executive to perform substantially Executive's reasonably assigned duties with Company (other than any such failure resulting from Executive's incapacity due to physical or mental illness) after a demand for substantial performance is delivered to Executive by the Board, the Chief Executive Officer or the President of Company which specifically identifies the manner in which the Board or Company believes that Executive has not substantially performed Executive's duties, (b) any misappropriation of funds or property of the Company by Executive, (c) the conviction of or plea of guilty or nolo contendere by Executive of a felony or of any crime involving moral turpitude, (d) Executive's engagement in illegal or immoral conduct tending to place Executive or the Company, by association with Executive, in disrepute,
         (e) indulgence in alcohol or drugs to an extent that renders Executive generally unable or unfit to perform his duties hereunder, (f) Executive's gross dereliction of duty, or (g) any act or omission that constitutes a material breach by Executive of his obligations under this Agreement.

                  No act, or failure to act, on Executive's part shall be considered "willful" unless done, or omitted to be done, by Executive without reasonable belief that Executive's action or omission was in, or not opposed to, the best interests of Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for Company shall be conclusively presumed to be done, or omitted to be done, by Executive in the best interests of Company.

                  6.3 Change of Control. A Change of Control shall mean that one of the following events has taken place:


                           (A) The shareholders of Company approve one of the
                  following ("Approved Transactions"):

                                    (i) Any merger or statutory plan of exchange
                  involving Company ("Merger") in which Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a Merger involving Company in which the holders of Common Stock immediately prior to the Merger have the same proportionate ownership of Common Stock of the surviving corporation after the Merger; or

                                    (ii) Any sale, lease, exchange, or other
                  transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Company or the adoption of any plan or proposal for the liquidation or dissolution;

                           (B) A tender or exchange offer, other than one made
                  by Company, is made for Common Stock (or securities convertible into Common Stock) and such offer results in a portion of those securities being purchased and the offeror after the consummation of the offer is the beneficial owner (as determined pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities representing at least 20 percent of the voting power of outstanding securities of Company;

                           (C) Company receives a report on Schedule 13D of the
                  Exchange Act reporting the beneficial ownership by any person (other than Walter C. Bowen or any of his affiliates) of securities representing 20 percent or more of the voting power of outstanding securities of Company, except that if such receipt shall occur during a tender offer or exchange offer described in

                  (B) above, a Change of Control shall not take place until the conclusion of such offer;

                           (D) During any period of 6 months or less, any
                  transaction or series of transactions that results in the holders of a majority of the outstanding securities of the Company prior to such transaction or transactions holding less than a majority of the outstanding securities of the Company after such transaction or transactions;

                           (E) During any period of 12 months or less,
                  individuals who at the beginning of such period constituted a majority of the Board of Directors cease for any reason to constitute a majority thereof unless the nomination or election of such new directors was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period;

                           (F) The entry of an order for relief under Title 11
                  of the United States Code as to the Company or the determination of the Company as insolvent or bankrupt pursuant to the provisions of any state insolvency or bankruptcy laws; the commencement by the Company of any case, proceeding or other action seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief for itself under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors; the Company's consent to, acquiescence in or attempt to secure the appointment of any receiver of all or any part of its properties and such receivership or trusteeship shall continue undischarged for a period of sixty (60) days or more; the Company shall generally not pay its debts as they become due or shall admit in writing its inability to pay its debts or shall make a general assignment for the benefit of creditors; or the Company (including the shareholders of the Company) shall take any action to authorize any of the acts set forth above in this paragraph; or

                           (G) Any case, proceeding or other action against the
                  Company shall be commenced seeking to have an order for relief entered against it as a debtor or seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation relating to bankruptcy, insolvency, reorganization or other relief for debtors, or seeking appointment of any receiver for the Company or for all or any substantial part of its property, and such case, proceeding or other action is not dismissed or stayed within sixty (60) days after it is filed.

Notwithstanding anything in the foregoing to the contrary, no Change of Control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in Executive, or a group of persons which includes Executive, acquiring, directly or indirectly, securities representing 20 percent or more of the voting power of outstanding securities of Company.

                  6.4 Disability. Termination of Executive's Employment based on "Disability" shall mean termination without further compensation under this Agreement, due to Executive's absence from Executive's full-time duties with Company for 180 consecutive days as a result of Executive's incapacity due to physical or mental illness, unless within 30 days after notice of termination by Company following such absence Executive shall have returned to the full-time performance of Executive's duties.

          7.      Successors; Binding Agreement.

                   7.1 This Agreement shall be binding on and inure to the benefit of Company and its Successors and assigns. Upon Executive's written request, Company will seek to have any Successor by agreement, assent to the fulfillment by Company of its obligations under this Agreement. If such a request is made, failure of Company to obtain such assent prior to or at the time a company becomes a Successor shall constitute Good Reason for termination by Executive of his or her employment and, if a Change of Control of the Company has occurred, shall entitle Executive to the benefits pursuant to Section 3.

                  7.2 This Agreement shall inure to the benefit of and be enforceable by Executive and Executive's legal representatives, executors, administrators and heirs.

          8. Resignation of Corporate Offices. Executive will resign Executive's office, if any, as a director, officer or trustee of Company, its subsidiaries or affiliates and of any other corporation or trust of which Executive serves as such at the request of Company, effective as of the date of termination of employment. Executive agrees to provide Company such written resignation(s) upon request and that no severance will be paid until after such resignation(s) are provided.

          9. Governing Law, Arbitration. This Agreement shall be construed in accordance with and governed by the laws of the State of Oregon. Executive and Company agree that should the issue arise of whether either party to this Agreement has failed to satisfy or has breached the terms of this Agreement, any dispute regarding the issue, shall be, upon the demand of Employee or the Company, conclusively arbitrated in Portland, Oregon, pursuant to the rules of the Arbitration Service of Portland, Inc. In the event that any arbitration or action is filed in relation to this Agreement, the unsuccessful party shall pay to the successful party, in addition to all sums that either party may be called upon to pay, a reasonable sum for the successful party's reasonable attorney fees and costs.

          10. Amendment. No provision of this Agreement may be modified unless such modification is agreed to in a writing signed by Executive and Company.

          11. Severability. If any of the provisions or terms of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other terms of this Agreement, and this Agreement shall be construed as if such unenforceable term had never been contained in this Agreement.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the foregoing Agreement is hereby executed as of the date first above written.

Regent Assisted Living, Inc.


By: /s/ Walter C. Bowen                   /s/ James W. Ekberg
    --------------------------------      --------------------------------------
      Walter C. Bowen                       Executive
      Chief Executive Officer

                                                                      EXHIBIT A
                                RELEASE OF CLAIMS

1.       PARTIES.
         -------

         The parties to Release of Claims (hereinafter "Release") are __________ _______ and Regent Assisted Living, Inc., an Oregon corporation, as hereinafter defined.

          1.1     EXECUTIVE.
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                  For the purposes of this Release, "Executive" means _________ ____________, and his or her attorneys, heirs, executors, administrators, assigns, and spouse.

          1.2     THE COMPANY.
                  -----------

                  For purposes of this Release the "Company" means Regent Assisted Living, Inc., an Oregon corporation, its predecessors and successors, corporate affiliates, and all of each corporation's officers, directors, employees, insurers, agents, or assigns, in their individual and representative capacities.

2.       BACKGROUND AND PURPOSE.
         ----------------------

                  Executive was employed by Company. Executive's employment is ending effective __________ pursuant to Section 3 of the Executive Severance Agreement dated ________ between Executive and the Company ("Agreement").

                  The purpose of this Release is to settle, and the parties hereby settle, fully and finally, any and all claims Executive may have against Company, whether asserted or not, known or unknown, including, but not limited to, claims arising out of or related to Executive's employment, any claim for reemployment, or any other claims whether asserted or not, known or unknown, past or future, that relate to Executive's employment, reemployment, or application for reemployment.

3.       RELEASE.
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                  Except as reserved in paragraphs 3 or 3.1, Executive waives, acquits and forever discharges Company from any obligations Company has and all claims Executive may have including but not limited to obligations and/or claims arising from the Agreement or any other document or oral agreement relating to employment compensation, benefits severance or post-employment issues. Except as reserved in Paragraph 3.1, Executive hereby releases Company from any and all claims, demands, actions, or causes of action, whether known or unknown, arising from or related in any way to any employment of or past or future failure or refusal to employ Executive by Company, or any other past or future claim (except as reserved by this Release or where expressly prohibited by law) that relates in any way to Executive's employment, compensation, benefits, reemployment, or application for employment, with the exception of any claim Executive may have against Company for enforcement of this Release. This release includes any and all claims, direct or indirect, which might otherwise be made under any applicable local, state or federal authority, including but not limited to any claim arising under the Oregon statutes dealing with employment, discrimination in employment, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act of 1993, the Equal Pay Act of 1963, Executive Order 11246, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Age Discrimination in Employment Act, the Fair Labor Standards Act, Oregon wage and hour statutes, all as amended, any regulations under such authorities, and any applicable contract, tort, or common law theories.

         3.1      Reservations of Rights.
                  ----------------------

                  This Release shall not affect any rights which Executive may have under any medical insurance, disability plan, workers' compensation, unemployment compensation, applicable company stock incentive plan(s), indemnifications, or the 401(k) plan maintained by the Company.

         3.2      No Admission of Liability.
                  -------------------------

                  It is understood and agreed that the acts done and evidenced hereby and the release granted hereunder is not an admission of liability on the part of Executive or Company, by whom liability has been and is expressly denied.

4.       CONSIDERATION TO EXECUTIVE.
         --------------------------

                  After receipt of this Release fully endorsed by Executive, and the expiration of the seven- (7) day revocation period provided by the Older Workers Benefit Protection Act without Executive's revocation, Company shall pay the lump sum of ___________ DOLLARS ($__________ ) to Executive (less proper withholding) for severance and the reasonable estimate of COBRA continuation coverage as provided in Section[s] 3.1 and 3.2 of the Agreement.

5.       NO DISPARAGEMENT.
         ----------------

                  Executive agrees that henceforth Executive will not disparage or make false or adverse statements about Company. The Company should report to Executive any actions or statements that are attributed to Executive that the Company believes are disparaging. The Company may take actions consistent with breach of this Release should it determine that Executive has disparaged or made false or adverse statements about Company. The Company agrees to follow the applicable policy(ies) regarding release of employment reference information.

6.       CONFIDENTIALITY, PROPRIETARY, TRADE SECRET AND RELATED INFORMATION.
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                   Executive acknowledges the duty and agrees not to make unauthorized use or disclosure of any confidential, proprietary or trade secret information learned as an employee about Company, its products, customers and suppliers, and covenants not to breach that duty. Moreover, Executive acknowledges that, subject to the enforcement limitations of applicable law, the Company reserves the right to enforce the terms of Executive's Employment Agreement with Company and any paragraph(s) therein. Should Executive, Executive's attorney or agents be requested in any judicial, administrative, or other proceeding to disclose confidential, proprietary or trade secret information Executive learned as an employee of Company, Executive shall promptly notify the Company of such request by the most expeditious means in order to enable the Company to take any reasonable and appropriate action to limit such disclosure.

7.       ARBITRATION OF CERTAIN DISPUTES.
         -------------------------------

                  Executive and Company agree that should the issue arise of whether either party to this Agreement has failed to satisfy or has breached the terms of this Agreement, any dispute regarding the issue, shall be, upon the demand of Employee or the Company, conclusively arbitrated in Portland, Oregon, pursuant to the rules of the Arbitration Service of Portland, Inc. In the event that any arbitration or action is filed in relation to this Agreement, the unsuccessful party shall pay to the successful party, in addition to all sums that either party may be called upon to pay, a reasonable sum for the successful party's reasonable attorney fees and costs.

8.       SCOPE OF RELEASE.
         ----------------

                  The provisions of this Release shall be deemed to obligate, extend to, and inure to the benefit of the parties; Company's parents, subsidiaries, affiliates, successors, predecessors, assigns, directors, officers, and employees; and each parties insurers, transferees, grantees, legatees, agents and heirs, including those who may assume any and all of the above-described capacities subsequent to the execution and effective date of this Release.

9.       OPPORTUNITY FOR ADVICE OF COUNSEL.
         ---------------------------------

                  Executive acknowledges that Executive has been encouraged to seek advice of counsel with respect to this Release and has had the opportunity to do so.

10.      ENTIRE RELEASE.
         --------------

                  This Release and the Agreement signed by Executive contain the entire agreement and understanding between the parties and, except as reserved in paragraph 3 and 3.1, supersede and replace all prior agreements written or oral including but not limited to the Agreement, prior negotiations and proposed agreements, written or oral. Executive and Company acknowledge that no other party, nor agent nor attorney of any other party, has made any promise, representation, or warranty, express or implied, not contained in this Release concerning the subject matter of this Release to induce this Release, and Executive and Company acknowledge that they have not executed this Release in reliance upon any such promise, representation, or warranty not contained in this Release.

11.      SEVERABILITY.
         ------------

                  Every provision of this Release is intended to be severable. In the event any term or provision of this Release is declared to be illegal or invalid for any reason whatsoever by a court of competent jurisdiction or by final and unappealed order of an administrative agency of competent jurisdiction, such illegality or invalidity should not affect the balance of the terms and provisions of this Release, which terms and provisions shall remain binding and enforceable.

12.      PARTIES MAY ENFORCE RELEASE.
         ---------------------------

                  Nothing in this Release shall operate to release or discharge any parties to this Release or their successors, assigns, legatees, heirs, or personal representatives from any rights, claims, or causes of action arising out of, relating to, or connected with a breach of any obligation of any party contained in this Release.

13.      COSTS AND ATTORNEY'S FEES.
         -------------------------

                  The parties each agree to bear their own costs and attorneys' fees which have been or may be incurred in connection with any matters released herein or in connection with the negotiation and consummation of this Release. In the event of any administrative or civil action to enforce the provisions of this Release, the prevailing party shall be entitled to attorney fees and costs through trial and/or on appeal.

14.   ACKNOWLEDGMENTS.
     ----------------

                  Executive acknowledges that the Release provides severance pay and benefits which the Company would otherwise have no obligation to provide.

                  Executive acknowledges that Company has provided the following information: (a) the class or group of employees offered the opportunity to obtain severance benefits similar to those in the Release, (b) the eligibility factors required to obtain severance benefits similar to those in the Release,
(c) the time limits required to obtain severance benefits similar to those in the Release, (d) the job titles and ages of employees eligible or selected for severance benefits similar to those in the Release, and (e) the ages of employees in the same classification either not eligible or not selected.

15.      REVOCATION.
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                  As provided by the Older Workers Benefit Protection Act, Executive's is entitled to have forty-five (45) days to consider this Release. For a period of seven (7) days from execution of this Release, Executive may revoke this Release. Upon receipt of Executive's signed Release and the end of the revocation period, payment by Company as described in paragraph 4 above will be forwarded by mail in a timely manner as provided herein.

                                                    Dated:  __________ __, 2001
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[Name of Executive]

STATE OF ________  )
               ) ss.
County of _________   )

         Personally appeared the above named _________________________and acknowledged the foregoing instrument to be his or her voluntary act and deed.

                           Before me:
                                      ------------------------------------------
                                      Notary Public for
                                                        ------------------------
                                      My commission expires:
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Regent Assisted Living, Inc.



By:                                                     Dated:
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Its:
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